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[STEGMAN & COMPANY LOGO]                                           EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Celsion Corporation of our report dated October 20, 2000 with respect to the financial statements of Celsion Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.


                                        /s/ STEGMAN & COMPANY


Baltimore, Maryland
August 14, 2001




   Suite 200, 405 East Joppa Road  Baltimore, Maryland 21286 * 410-823-8000 *
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                              * www.stegman.com *